UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) October 13, 2011

OLD REPUBLIC INTERNATIONAL CORPORATION
-------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
---------------------------------------------------
(Address of principal executive offices) (Zip Code)

(312) 346-8100
----------------------------------------------------
(Registrant’s telephone number, including area code)

N/A
------------------------------------------------------------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 12, 2011, two of the Registrant’s mortgage guaranty insurance subsidiaries, Republic Mortgage Insurance Company and Republic Mortgage Insurance Company of North Carolina each voluntarily entered into an agreement with the North Carolina Department of Insurance to discontinue writing or assuming any new mortgage guaranty insurance business in all states.  Both companies are North Carolina corporations.  Each had temporarily suspended the writing of new business as of August 31, 2011, while in discussions with the regulators and Fannie Mae and Freddie Mac.  The discontinuation is not expected to affect the administration of existing business.   New business volume had been declining for the past several years, reflecting the downturn in overall mortgage originations, lower penetration by the mortgage guaranty insurance industry of the nation’s current mortgage market, and the affects of more selective underwriting guidelines employed since late 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: October 13, 2011	By: __/s/ Spencer LeRoy III_________________________
Spencer LeRoy III
Senior Vice President,
Secretary and General Counsel